                                                                EXHIBIT 99.1


W. Phillip Marcum                                 Philip Bourdillon/Gene Heller
Chairman and CEO                                  Silverman Heller Associates
303-785-8080                                      310-208-2550


  METRETEK COMPLETES SALE OF ITS DISCONTINUED CONTRACT MANUFACTURING OPERATION

DENVER - JANUARY 4, 2005 - Metretek Technologies, Inc. (OTCBB: MTEK) announced that its wholly owned subsidiary, Metretek, Incorporated ("Metretek Florida"), has completed the sale of its contract manufacturing operation to Instrutech Florida, LLC effective December 30, 2004.

Metretek Technologies and Metretek Florida have carried the contract manufacturing operation as a discontinued operation since the third quarter of 2004. The sale of the contract manufacturing operation completes the plan, adopted in September 2004 by Metretek Technologies' Board of Directors, to discontinue this business. Metretek Florida's telemetry business, including its new InvisiConnect(TM) and Digital Cellular Modem (DCM) product suites, is not affected by this transaction.

The Company also announced that it has almost completed the redemption of its Preferred Stock, which was subject to a mandatory redemption date of December 9, 2004. As of December 31, 2004, the Company has fully retired 86% of its outstanding preferred stock with a total redemption value of $5.3 million. The remaining redemption amount of approximately $900,000 is expected to be retired this month, once the holders of the applicable preferred shares present such shares for redemption. The Company noted that this remaining redemption amount will be retired from its cash balances and additional borrowing capacity on its working capital lines of credit. As of December 31, 2004, the Company had consolidated cash balances of $2.9 million, and additional borrowing capacity of $650,000.

According to W. Phillip Marcum, president and CEO, "The completion of these two significant transactions sets the stage for what we believe will be a record year for the Company in 2005, and we are confident that we can meet or exceed the guidance that we shared in our November 15, 2004 press release." In that release, the Company said that in 2005 it expects to report net income of approximately $3.0 million, or $0.25 per primary common share outstanding and $0.19 per fully diluted common share outstanding, on revenues of $41 million to $42 million.

About Metretek Technologies:

Metretek Technologies, Inc. through its subsidiaries -- Southern Flow Companies, Inc.; PowerSecure, Inc.; and Metretek, Incorporated (Metretek Florida) -- is a diversified provider of energy measurement products, services and data management systems to industrial and commercial users and suppliers of natural gas and electricity.

Safe-Harbor Statement:
All forward-looking statements contained in this press release are made within the meaning of and under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements regarding the business prospects for the company and its subsidiaries, the outlook for the Company's consolidated revenues and earnings in 2005, and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, such as statements about future earnings, revenues, and other future financial and non-financial items, performance or events; statements about proposed products, services, technologies or businesses; statements about raising additional capital; and statements of assumptions underlying any of the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, the Company's ability to obtain sufficient capital and liquidity on favorable terms to meet its operating, working capital and debt service requirements and other capital commitments and contingencies and to fund the growth of its business; the effects of pending and future litigation, claims and disputes and the resolution thereof; the timely and successful development, production and market acceptance of new and enhanced products, services and technologies of the Company; the markets for the products and services of Metretek Florida, and management's expectations of any strengthening thereof; the effects of competition in the Company's markets, including the introduction of competing products, services and technologies; customer and industry demand and preferences and purchasing patterns; the Company's ability to attract, retain and motivate key personnel; the ability of the Company to secure and maintain key contracts, relationships and alliances and to make successful acquisitions; changes in the energy industry generally and in the natural gas and electricity industries in particular; general economic, market and business conditions; the effects of international conflicts and terrorism; and other factors identified from time to time in the Company's reports and filings with the Securities and Exchange Commission, including but not limited to the Company's Form 10-K for the year ended December 31, 2003 and subsequently filed Forms 10-Q and 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.

                                      # # #